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                                                                     Exhibit 3.3


                                                             EpiCept Corporation
                                                               270 Sylvan Avenue
                                              Englewood Cliffs, New Jersey 07632


                              EPICEPT CORPORATION


                       SECOND AMENDED AND RESTATED BYLAWS


                                OCTOBER 17, 2001


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                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----

ARTICLE I. OFFICES...........................................................1


   Section 1.01 Registered Office............................................1


   Section 1.02 Additional Offices...........................................1


ARTICLE II. MEETINGS OF STOCKHOLDERS.........................................1


   Section 2.01 Time and Place...............................................1


   Section 2.02 Annual Meeting...............................................1


   Section 2.03 Notice of Annual Meeting.....................................2


   Section 2.04 Special Meeting..............................................2


   Section 2.05 Notice of Special Meeting....................................2


   Section 2.06 List of Stockholders.........................................2


   Section 2.07 Presiding Officer............................................3


   Section 2.08 Quorum and Adjournments......................................3


   Section 2.09 Voting.......................................................4


ARTICLE III. DIRECTORS.......................................................4


   Section 3.01 Number and Tenure ...........................................5


   Section 3.02 Vacancies and Newly Created Directorships....................5


   Section 3.03 Resignation..................................................5


   Section 3.04 Place of Meetings............................................6


   Section 3.05 Agenda for Meetings..........................................6


   Section 3.06 Annual Meeting...............................................6


   Section 3.07 Regular Meetings.............................................6


   Section 3.08 Special Meetings.............................................6


   Section 3.09 Quorum and Adjournments......................................7


   Section 3.10 Presiding Officer............................................7


   Section 3.11 Action by Vote...............................................7


   Section 3.12 Action by Consent............................................7


   Section 3.13 Telephone Meetings...........................................8


   Section 3.14 Compensation.................................................8


ARTICLE IV. COMMITTEES.......................................................8


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   Section 4.01 Committees of Directors......................................8


   Section 4.02 Minutes of Committee Meetings................................9


   Section 4.03 Quorum......................................................10


   Section 4.04 Vacancies, Changes, and Discharge...........................10


   Section 4.05 Compensation................................................10


ARTICLE V. NOTICES..........................................................10


   Section 5.01 Form and Delivery...........................................10


   Section 5.02 Waiver......................................................11


ARTICLE VI. OFFICERS........................................................11


   Section 6.01 Designations................................................11


   Section 6.02 Term of Office and Removal..................................12


   Section 6.03 Compensation................................................12


   Section 6.04 Chief Executive Officer.....................................12


   Section 6.05 The President...............................................12


   Section 6.06 The Vice President..........................................13


   Section 6.07 The Secretary...............................................13


   Section 6.08 The Assistant Secretary.....................................14


   Section 6.09 The Treasurer...............................................14


   Section 6.10 The Assistant Treasurer.....................................14


   Section 6.11 Chairman of the Board.......................................15


   Section 6.12 Transfer of Authority.......................................15


ARTICLE VII. STOCK CERTIFICATES.............................................15


   Section 7.01 Form and Signatures.........................................15


   Section 7.02 Registration of Transfer....................................15


   Section 7.03 Registered Stockholders.....................................16


ARTICLE VIII. INDEMNIFICATION...............................................16


   Section 8.01 Directors, Officers, Employees or Agents....................16


ARTICLE IX. GENERAL PROVISIONS..............................................19


   Section 9.01 Fiscal Year.................................................19


   Section 9.02 Seal........................................................20


ARTICLE X. AMENDMENTS.......................................................20


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                               EPICEPT CORPORATION

                       SECOND AMENDED AND RESTATED BYLAWS

                                    ARTICLE I.

                                     OFFICES

      Section 1.01 Registered Office. The registered office of EpiCept Corporation (hereinafter referred to as the "Corporation") shall be in the City of Wilmington, County of New Castle, State of Delaware, or at such other location as the Board of Directors may from time to time determine.

      Section 1.02 Additional Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine. ARTICLE II..

                                  ARTICLE II.

                            MEETINGS OF STOCKHOLDERS

      Section 2.01 Time and Place. Subject to the Corporation's Certificate of Incorporation, as amended and/or restated (the "Certificate of Incorporation"), and these Bylaws, all meetings of stockholders for the election of Directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated and called from time to time by the Board of Directors and stated in the notice of the meeting delivered by the Board of Directors to the stockholders, or in a duly executed waiver of notice of the meeting by the appropriate stockholders.

      Section 2.02 Annual Meeting. Annual meetings of the stockholders may only be called by the Board of Directors. Annual meetings of stockholders shall be held for the purpose of electing a Board of Directors and transacting such other business as may properly be brought


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before the meeting.

      Section 2.03 Notice of Annual Meeting. Written notice of the annual meeting, stating the place, date and time of such annual meeting, shall be given by the Board of Directors to each stockholder entitled to vote at such meeting not less than ten (10) (unless a longer period is required by law) nor more than sixty (60) days prior to the meeting.

      Section 2.04 Special Meeting. Subject to the Certificate of Incorporation, special meetings of the stockholders, for any purpose or purposes, may be called by the Board of Directors or at the request in writing of the stockholders owning a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at such special meeting. In the notice of the special meeting, the Board of Directors shall state the purpose or purposes of the proposed special meeting. The Board of Directors shall cause notice of the special meeting to be given to the stockholders in accordance with the provisions of Section 2.05 and of Article V.

      Section 2.05 Notice of Special Meeting. Written notice of a special meeting, stating the place, date and time of such special meeting and the purpose or purposes for which the meeting is called, shall be delivered to the last address on record of each stockholder not less than ten (10) (unless a longer period is required by law) nor more than sixty (60) days prior to the meeting.

      Section 2.06 List of Stockholders. The Officer in charge of the stock ledger of the Corporation or the transfer agent shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of


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any stockholder, for any purpose germane to the meeting during ordinary business hours for a period of at least ten (10) days prior to the meeting, at a place within the city where the meeting is to be held. Such place, if other than the place of the meeting, shall be specified in the notice of the meeting. The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting and may be inspected by any stockholder who is present.

      Section 2.07 Presiding Officer. Meetings of stockholders shall be presided over by the Chief Executive Officer, or, if the Chief Executive Officer is not present, by the Chairman of the Board, or, if the Chairman of the Board is not present, by such person who may have been chosen by the Board of Directors. The Secretary of the Corporation, or, if the Secretary is not present, an Assistant Secretary, or, if an Assistant Secretary is not present, such person as may be chosen by the Board of Directors, shall act as secretary of meetings of stockholders.

      Section 2.08 Quorum and Adjournments. The holders of a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at stockholders meetings, present in person or represented by proxy, shall be necessary to, and shall constitute a quorum for, the transaction of business at all meetings of the stockholders, except as otherwise provided by statute or by the Certificate of Incorporation. The stockholders present or in person or represented by proxy at a duly organized meeting may continue to do business until final adjournment of such meeting whether on the same day or on a later day, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, those present in person or represented by proxy may adjourn the meeting from time to time, until a quorum shall be present or represented. Notice of the adjourned meeting need not be given if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken. Even if a quorum shall be


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present or represented at any meeting of the stockholders, the stockholders entitled to vote at such meeting, present in person or represented by proxy, may adjourn the meeting from time to time without notice of the adjourned meeting if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, until a date which is not more than thirty (30) days after the date of the original meeting. At any adjourned meeting at which a quorum is present in person or represented by proxy any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting.

      Section 2.09 Voting.

            (a) At any meeting of stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. Except as otherwise provided by law or the Certificate of Incorporation, each stockholder of record shall be entitled to one (1) vote for each share of capital stock registered in his name on the books of the Corporation.

            (b) At a meeting at which a quorum is present, all elections of Directors shall be determined by a plurality vote and, except as otherwise provided by law or the Certificate of Incorporation, all other matters shall be determined by a vote of a majority of the shares present in person or represented by proxy and entitled to vote on such other matters.

                                  ARTICLE III.

                                    DIRECTORS


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      Section 3.01 Number and Tenure.(a) Subject to the provisions of the
Certificate of Incorporation and any Voting Agreement by and among the Corporation and its stockholders then in effect (the "Voting Agreement"), the number of Directors shall be determined by the Board, and each Director elected shall hold office until his successor is duly elected and shall qualify. Subject to the provisions of the Certificate of Incorporation and the Voting Agreement, a Director shall be elected and may be removed, with or without cause, at a duly called annual or special meeting of stockholders by the holders of a majority of the stock issued and outstanding and entitled to vote on such action. No Director resigning and no Director removed shall have any right to receive compensation as such Director for any period following his resignation or removal, except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the Corporation.

      Section 3.02 Vacancies and Newly Created Directorships. Subject to the provisions of the Certificate of Incorporation and the Voting Agreement, if any vacancies shall occur in the Board of Directors by reason of death, resignation, removal or otherwise, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act, and such vacancies and newly created directorships may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. A Director elected to fill a vacancy or a newly created directorship shall hold office until such Director's successor has been elected and qualified or until such Director's earlier death, resignation or removal. If there are no Directors in office, any Officer may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these Bylaws, at which meeting such vacancies shall be filled subject to the Voting Agreement.

      Section 3.03 Resignation. Any Director may resign at any time by giving written


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notice to the Chief Executive Officer, the President or the Secretary of the
Corporation, or, in the absence of all of the foregoing, by notice to any other Director or Officer of the Corporation. Unless otherwise specified in such written notice, a resignation shall take effect upon delivery to the designated Director or Officer. It shall not be necessary for a resignation to be accepted before it becomes effective.

      Section 3.04 Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

      Section 3.05 Agenda for Meetings. The Chief Executive Officer or, if no such Officer is in office, the Chairman of the Board, shall prepare the Agenda for all meetings, including all Special Meetings (only if an Agenda exists) and Regular Meetings. Such Officer shall deliver the Agenda for a Board meeting to all members of the Board of Directors prior to the commencement of such meeting, but in no event on less than two (2) hours notice to each Board member.

      Section 3.06 Annual Meeting. Unless otherwise agreed by the newly elected Directors, the annual meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders, and no notice of such meeting to either incumbent or newly elected Directors shall be necessary.

      Section 3.07 Regular Meetings. Regular meetings of the Board of Directors may be held upon fourteen (14) calendar days' notice to all Directors, at such time and place as may from time to time be determined by the Board of Directors.

      Section 3.08 Special Meetings. Special Meetings of the Board of Directors may be called by the Chief Executive Officer or the Chairman of the Board on two
(2) hours notice to


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each Director, if such Special Meeting is to be conducted by means of conference telephone or similar communications equipment in accordance with Section 3.13, and otherwise, upon six (6) hours notice if such notice is delivered personally or sent by facsimile. Special Meetings shall be called by the Chief Executive Officer or the Chairman of the Board in like manner and on like notice on the written request of three or more of the Directors then in office. The purpose of a Special Meeting of the Board of Directors need not be stated in the notice of such meeting.

      Section 3.09 Quorum and Adjournments. Unless otherwise provided by the Certificate of Incorporation, at all meetings of the Board of Directors, one-half of the total number of Directors shall constitute a quorum for the transaction of business; provided, however, that at least one (1) of the Directors constituting a quorum be a Director elected by the Series A Preferred Stock holders. If a quorum is not present at any meeting of the Board of Directors, the Directors present may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum is present.

      Section 3.10 Presiding Officer. Meetings of the Board of Directors shall be presided over by the Chairman of the Board or by such other person as the Board of Directors may appoint for the purpose of presiding at the meeting.

      Section 3.11 Action by Vote. Except as may be otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, when a quorum is present at any meeting, the vote of a majority of the Directors present shall be the act of the Board of Directors.

      Section 3.12 Action by Consent. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the


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writing or writings are filed with the minutes of proceedings of the Board of
Directors or committee. Such consent shall have the same force and effect as the unanimous vote of the Board of Directors.

      Section 3.13 Telephone Meetings. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of video conference, telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

      Section 3.14 Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix from time to time the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and the performance of their responsibilities as Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and/or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation or its parent or subsidiary corporations in any other capacity and receiving compensation therefor. The Board of Directors may also allow compensation for members of special or standing committees for service on such committees.

                                  ARTICLE IV.

                                   COMMITTEES

      Section 4.01 Committees of Directors. Subject to the Certificate of Incorporation, the Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one (1) or more committees, each committee to consist of one (1) or more Directors of the Corporation. The Board of Directors may designate one (1) or more persons who are not


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Directors as additional members of any committee, but such persons shall be non-voting members of such committee. The Board of Directors may designate one
(1) or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority to amend the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, elect or remove Officers or Directors, or amend the Bylaws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

      Section 4.02 Minutes of Committee Meetings. Unless otherwise provided in the resolution of the Board of Directors establishing such committee, each committee shall keep minutes of action taken by it and file the same with the Secretary of the Corporation.


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      Section 4.03 Quorum. A majority of the number of Directors constituting any committee shall constitute a quorum for the transaction of business, and the affirmative vote of such Directors present at the meeting shall be required for any action of the committee; provided, however, that, when a committee of one
(1) member is authorized under the provisions of Section 4.01 of this Article, such one (1) member shall constitute a quorum only if such one (1) member is a Director elected by the Series A Preferred Stock holders.


      Section 4.04 Vacancies, Changes, and Discharge. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

      Section 4.05 Compensation. The Board of Directors, by the affirmative vote of a majority of the Directors then in office and irrespective of the personal interest of any Director, shall have authority to establish reasonable compensation for committee members for their services as such and may, in addition, authorize reimbursement of any reasonable expenses incurred by committee members in connection with their duties.

                                   ARTICLE V.

                                     NOTICES

      Section 5.01 Form and Delivery.


            (a) Whenever, under the provisions of law, the Certificate of Incorporation or these Bylaws, notice is required to be given to any stockholder, it shall not be construed to mean personal notice unless otherwise specifically provided, but such notice may be otherwise given in writing, by mail, telecopy, telegram, electronic mail or messenger addressed to such stockholder, at his address as it appears on the records of the Corporation. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, with postage prepaid.


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            (b) Whenever, under the provisions of law, the Certificate of
Incorporation, or these Bylaws, notice is required to be given to any Director, it shall not be construed to mean personal notice unless otherwise specifically provided, but such notice may be otherwise given in writing, by mail, telecopy, telegram, electronic mail or messenger addressed to such Director at the usual place of residence or business of such Director as in the discretion of the person giving such notice will be likely to be received most expeditiously by such Director. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, with postage prepaid.

      Section 5.02 Waiver. Whenever any notice is required to be given under the provisions of law, the Certificate of Incorporation or these Bylaws, a written waiver of notice, signed by the person or persons entitled to said notice, whether before or after the time for the meeting stated in such notice, shall be deemed equivalent to such notice.

                                   ARTICLE VI.

                                    OFFICERS

      Section 6.01 Designations. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President and a Secretary. The Board of Directors may also choose a Chairman of the Board, Chief Executive Officer, Chief Operating Officer, one (1) or more Vice Presidents, a Chief Financial Officer, a Treasurer, one (1) or more Assistant Secretaries and one (1) or more Assistant Treasurers and other officers and agents as it shall deem necessary or appropriate. Any officer of the Corporation shall have the authority to affix the seal of the Corporation and to attest the affixing of the seal by his signature. All officers and agents of the Corporation shall exercise such powers and perform such duties as shall from time to time be determined by the Board of Directors.

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      Section 6.02 Term of Office and Removal. The Board of Directors, at its
annual meeting or at a special meeting, shall choose Officers and agents, if any, in accordance with the provisions of Section 6.01. Each Officer of the Corporation shall hold office until his successor is elected and shall qualify. Any Officer or agent elected or appointed by the Board of Directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the Directors then in office. Any vacancy occurring in any office of the Corporation may be filled for the unexpired portion of the term by the Board of Directors.

      Section 6.03 Compensation. The salaries of all officers and agents, if any, of the Corporation shall be fixed from time to time by the Board of Directors, and no officer or agent shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

      Section 6.04 Chief Executive Officer. The Chief Executive Officer shall manage and oversee the day-to-day business, affairs and property of the Corporation, shall be in charge of the general supervision over its other Officers and agents and, in general, shall perform all duties incident to the office of the Chief Executive Officer and to see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall also have such other powers as determined by the Board of Directors.

      Section 6.05 The President. To the extent a Chief Executive Officer does not exercise such powers, the duties of the President shall be:

            (i) To have general charge of the business, affairs and property of the Corporation and general supervision over its other Officers and agents and, in general, to perform all duties incident to the office of President and to see that all orders and resolutions of the Board of Directors are carried into effect; and

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            (ii) Unless otherwise prescribed by the Board of Directors, to have full power and authority on behalf of the Corporation to attend, act and vote at any meeting of security holders of other corporations in which the Corporation may hold securities. At such meeting the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation might have possessed and exercised if it had been present. The Board of Directors may from time to time confer like powers upon any other person or persons.

      Section 6.06 The Vice President. The Vice President, if any (or in the event there be more than one (1), the Vice Presidents in the order designated, or in the absence of any designation, in the order of their election), shall, in the absence of the President or in the event of his inability or refusal to act, perform the duties and exercise the powers of the President and shall generally assist the Chief Executive Officer and the President and perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

      Section 6.07 The Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all votes and the proceedings of the meetings in a book to be kept for that purpose and shall perform like duties for any committees of the Board of Directors, if requested by such committee. He shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors, and shall perform such other duties as may from time to time be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision he shall act. He shall have custody of the seal of the Corporation, and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and, when so affixed, the seal may be attested by his signature or by the signature of such Assistant Secretary.

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      Section 6.08 The Assistant Secretary. The Assistant Secretary, if any (or
in the event there be more than one (1) , the Assistant Secretaries in the order designated, or in the absence of any designation, in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

      Section 6.09 The Treasurer. The Treasurer, if any, shall have the custody of the corporate funds and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may from time to time be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at regular meetings of the board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. In the absence of any Treasurer or Assistant Treasurers, the above described duties shall be carried out by a Chief Financial Officer.

      Section 6.10 The Assistant Treasurer. The Assistant Treasurer, if any, (or in the event there be more than one (1), the Assistant Treasurers in the order designated, or in the absence of any designation, in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

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

      Section 6.11 Chairman of the Board. If a Chairman of the Board shall be elected by the Board of Directors, the Chairman of the Board shall preside over meetings of the stockholders and of the Board of Directors, and shall have such other duties as may from time to time be prescribed by the Board of Directors or the Chief Executive Officer. In the absence of a Chairman of the Board, the above described duties shall be carried out by the Chief Executive Officer or, if such Officer is not in office, the President.

      Section 6.12 Transfer of Authority. In case of the absence of any Officer or for any other reason that the Board of Directors deems sufficient, the Board of Directors may transfer the powers or duties of that Officer to any other Officer or to any Director or employee of the Corporation, provided a majority of the full Board of Directors concurs.

                                  ARTICLE VII.

                               STOCK CERTIFICATES

      Section 7.01 Form and Signatures. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by or in the name of the Corporation, by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation, certifying the number and class (and series, if any) of shares owned by him, and bearing the seal of the Corporation. Such seal and any or all signatures on the certificate may be a facsimile. In case any Officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon a certificate, shall have ceased to be such Officer, transfer agent, or registrar before such certificates is issued, it may be issued by the Corporation with the same effect as if he were such Officer, transfer agent, or registrar at the date of issue.

      Section 7.02 Registration of Transfer. Upon surrender to the Corporation or any

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transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or its transfer agent to issue a new certificate to the person entitled thereto, to cancel the old certificate and to record the transaction upon its books.

      Section 7.03 Registered Stockholders. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person who is registered on its books as the owner of shares of its capital stock to receive dividends or other distributions, to vote as such owner, and to hold liable for calls and assessments a person who is registered on its books as the owner of shares of its capital stock. The Corporation shall not be bound to recognize any equitable, legal, or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                 ARTICLE VIII.

                                 INDEMNIFICATION

      Section 8.01 Directors, Officers, Employees or Agents.

            (a) The Corporation (i) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative

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(other than an action by or in the right of the Corporation) by reason of the fact the he is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another corporation, partnership, joint venture, trust or other enterprise, and (ii) may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, in and of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or a proceeding, has reasonable cause to believe that his conduct was unlawful.

            (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, and (ii) may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was an Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in

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a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

            (c) To the extent that a Director, Officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this
Article VIII, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

            (d) Any indemnification under subsections (a) and (b) of this
Article VIII (unless ordered by the court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director Officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and
(b) of this Article VIII. Such determination shall be made (1) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion, or
(3) by the stockholders.

            (e) Expenses incurred by an Officer or Director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of

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such Director or Officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

            (f) The indemnification and advancement of expenses provided by these Bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

            (g) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

            (h) The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article.

                                  ARTICLE IX.

                               GENERAL PROVISIONS

      Section 9.01 Fiscal Year. The fiscal year of the Corporation shall be as determined

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from time to time by the Board of Directors.

      Section 9.02 Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Delaware." The seal or any facsimile thereof may be, but need not be, unless required by law, impressed or affixed to any instrument executed by an Officer of the Corporation.

                                   ARTICLE X.

                                   AMENDMENTS

      Subject to the Certificate of Incorporation, these Bylaws may be altered, amended or repealed, or new Bylaws may be adopted, by the stockholders or by the Board of Directors, to the extent that such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular or special meeting of the stockholders or at any regular or special meeting of the Board of Directors.

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